FOR IMMEDIATE RELEASE
                                                                August 14, 2000


                         POINT WEST CAPITAL CORPORATION
                         ------------------------------
                        ANNOUNCES SECOND QUARTER RESULTS
                        --------------------------------
                           AND FINANCIAL CONDITION
                           -----------------------



         SAN  FRANCISCO  --(August  14,  2000)  Point West  Capital  Corporation

(Nasdaq  Symbol:  PWCC) today  reported the  following:  (Dollars in  thousands,

except per share amounts)



                                                          Three Months Ended                       Six Months Ended
                                                             June 30,                                   June 30,
                                                     2000                 1999                 2000                 1999
                                            -------------------- -------------------- -------------------- --------------------




  (Loss) gain before extraordinary gain
                                            $  (3,343)           $    1,758           $  (3,427)           $    1,258
                                            -------------------- -------------------- -------------------- --------------------

  Net (loss) income                         $  (3,343)           $    1,758           $  (2,185)           $    1,258
                                            -------------------- -------------------- -------------------- --------------------

  (Loss) income per share before extraordinary gain:
                                             -------------------- -------------------- -------------------- --------------------

    Basic                                   $(1.00) (1)          $  0.53 (2)          $(1.02) (4)          $  0.38 (5)
                                            -------------------- -------------------- -------------------- --------------------

    Diluted                                 $(1.00) (1)          $  0.48 (3)          $(1.02) (4)          $  0.34 (6)
                                            -------------------- -------------------- -------------------- --------------------

  Net (loss) income per share:
                                            -------------------- -------------------- -------------------- --------------------

    Basic                                   $(1.00) (1)          $  0.53 (2)          $(0.65) (4)          $  0.38 (5)
                                            -------------------- -------------------- -------------------- --------------------

    Diluted                                 $(1.00) (1)          $  0.48 (3)          $(0.65) (4)          $  0.34 (6)
                                            -------------------- -------------------- -------------------- --------------------




(1)      Based on 3,352,624 weighted-average shares of common stock outstanding.
(2)      Based on 3,341,635 weighted-average shares of common stock outstanding.
(3)      Based on 3,657,996 weighted-average shares of common stock outstanding.
(4)      Based on 3,352,443 weighted-average shares of common stock outstanding.
(5)      Based on 3,307,820 weighted-average shares of common stock outstanding.
(6)      Based on 3,680,091 weighted-average shares of common stock outstanding.



         The net  loss for the  three  and six  months  ended  June 30,  2000 is primarily  attributable  to a net  loss on  securities  related  to  Point  West

Ventures,  which makes loans to and invests in small businesses,  as a result of the  write-down of impaired  investments.  During the
three  and  six  months  ended  June  30,  2000,   Ventures  wrote-down  several

investments  in  the  aggregate   amount  of  $3.9  million  and  $4.7  million,

respectively.  The write-downs  were a result of the market downturn  related to

Internet and other technology stocks. In addition,  during the second quarter of

2000,  Allegiance  recorded a $650,000  reserve in connection  with a delinquent loan.  The six months ended June 30, 2000 reflects a $1.2 million  extraordinary gain,  net of income taxes of $822,000,  recognized  during the first quarter of

2000 in  connection  with  Dignity  Partners  Funding  Corp.  I,  the  Company's wholly-owned viatical settlement subsidiary.



         The Company also reported that, at June 30, 2000,  Allegiance  Capital,

which makes loans to funeral home and cemetery owners,  had 24 loans outstanding in the aggregate  principal amount of $36.0 million,  all of which bear interest at a fixed rate.  This amount is up from 22 loans  outstanding  in the aggregate principal  amount of $34.5  million at March 31, 2000.  At June 30, 2000,  Point

West  Ventures had  non-marketable  securities  carried at an aggregate  cost of

$13.8 million and  investment  securities  (available-for-sale)  carried at fair value in the  aggregate  amount of $1.2  million.  These  amounts  are down from non-marketable  securities  carried at an  aggregate  cost of $15.2  million and

investment  securities   (available-for-sale)  carried  at  fair  value  in  the

aggregate amount of $6.3 million at March 31, 2000. At June 30, 2000, Point West

Capital  (the  parent  company)  had  non-marketable  securities  carried  at an aggregate cost of $939,000.



         Point West Capital is a specialty  financial services company.  Further information  regarding  the  Company,  its results of  operations  and the other matters  discussed in this press release is contained in the Company's Form 10-Q for the  quarterly  period  ended June 30,  2000 filed with the  Securities  and

Exchange Commission on August 11, 2000.

         The following is summary balance sheet information as of June 30, 2000:


         Cash and cash equivalents....................................$9,132,639

         Restricted cash................................................$642,358

         Investment Securities -- available-for-sale..................$1,242,634

         Loans receivable, net of unearned income of

             $555,563 and net of an allowance for loan

             losses of $827,422 .....................................$34,498,265

         Purchased life insurance policies...........................$30,971,252

         Non-marketable securities...................................$14,783,085

         Total assets................................................$95,739,409

         Revolving certificates.......................................$4,945,159

         Term certificates...........................................$24,218,644

         Securitized notes payable...................................$36,206,863

         Debenture payable............................................$6,500,000

         Total liabilities...........................................$72,788,245

         Accumulated comprehensive loss, net of tax...................$(310,707)

         Accumulated deficit........................................$(3,999,697)

         Total stockholders' equity..................................$22,951,164


 (KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
           Alan B. Perper, 415/394-9467